Exhibit 8.1

As of December 31, 2022 and 2023, the Company has consolidated the following directly and indirectly owned subsidiaries.

Direct subsidiaries:

			Start year of					Total assets before
			operation		Percentage of ownership*			elimination
Subsidiary	Nature of business		commencement		2022		2023	2022	2023
PT Telekomunikasi	Mobile		1995		65		70	100,085	112,326
Selular	telecommunication,
(“Telkomsel”)**	fixed broadband,
	network service, and IPTV

PT Dayamitra	Leasing of towers and		1995		72		72	56,050	56,996
Telekomunikasi Tbk.	digital support services
(“Mitratel”)	for mobile infrastructure

PT Multimedia	Network		1998		100		100	18,740	18,425
Nusantara	telecommunication
(“Metra”)	services and multimedia

PT Telekomunikasi	International		1995		100		100	13,949	15,175
Indonesia	telecommunication
International	and information
(“Telin”)	services

PT Telkom Satelit	Telecommunication -		1996		100		100	6,463	7,927
Indonesia	provides satellite
(“Telkomsat”)	communication
	system and its
	related services

PT Sigma Cipta	Hardware and software		1988		100		100	8,491	7,603
Caraka	computer consultation
(“Sigma”)	service

PT Graha Sarana Duta	Developer, trade, service		1982		100		100	5,845	5,592
("GSD")	and transportation

PT Telkom Akses	Construction, service		2013		100		100	5,308	4,777
(“Telkom Akses”)	and trade in the field of
	telecommunication

PT Telkom Data	Data center		1996		100		100	3,189	4,037
Ekosistem
(“TDE”)

PT Metra-Net	Multimedia portal service		2009		100		100	1,731	1,654
(“Metra-Net”)

PT Infrastruktur	Developer service		2014		100		100	1,360	1,261
Telekomunikasi	and trading in
Indonesia	the field of
(“Telkom Infra”)	telecommunication

PT PINS Indonesia	Trade in telecommunication	1995		100		100	797		775
(“PINS”)	devices

PT Napsindo	Telecommunication -	1999; ceased		60		60	5		5
Primatel	provides Network	operations on
Internasional	Access Point ("NAP"),	January 13,
(“Napsindo”)	Voice Over Data ("VOD")	2006
	and other related services

PT Telkom	Network	not		-		100	-		0
Infrastruktur	telecommunication	yet operating***
Indonesia	and information services
(“Infraco”)

*Percentage of ownership amounting to 99.99% is presented with rounding of 100%.

***Commencement of commercial operation starts in 2024.

All direct subsidiaries are domiciled in Indonesia.